UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Red Cat Holdings, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	86-0490034 (I.R.S. Employer Identification No.)
15 Ave. Munoz Rivera, Ste 5 San Juan, PR (Address of Principal Executive Offices)	00901 (Zip Code)
2019 Equity Incentive Plan (Full title of the plan)
VCorp Services, LLC, 701 S. Carson St., Ste. 200, Carson City, NV 89701 (Name and address of agent for service)
(833) 373-3228 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer ☐ Accelerated filer

☐ Non-accelerated filer ☒ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

________________

 As permitted by Rule 429 of the Securities Act of 1933, as amended, the prospectus filed as part of this Post-Effective Amendment No. 1 to Form S-8 is a combined resale prospectus which will be deemed a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8, registration no. 333-256279.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Form S-8 is being filed to include in the registration statement amended hereby a reoffer prospectus prepared in accordance with Part I of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). We previously filed a registration statement on Form S-8 on March 1, 2002 (registration no. 333-256279) relating to common stock to be granted under our 2019 Equity Incentive Plan (the “Plan”). The reoffer prospectus may be utilized for reoffering and resales of shares of our common stock, par value $0.0001 per share, deemed “control securities” (as defined in General Instruction C to Form S-8) acquired pursuant to our Plan, in each case by an “affiliate” of us. The inclusion of any individual in the selling shareholder table of the reoffer prospectus should not be deemed a determination or an admission by us that such individual is in fact an affiliate of us.

________________

Reoffer Prospectus

Red Cat Holdings, Inc.

3,349,075 Shares of Common Stock

This prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock, Par Value $0.0001 per share, that have been or may be issued by us to the selling shareholders, either as issuance of common stock under, or upon the exercise of stock options granted under, our 2019 Equity Incentive Plan (the “Plan”).

We will not receive any of the proceeds from sales of the shares by any of the selling shareholders. The shares may be offered from time to time by any or all of the selling shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 21. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholders (or their donees and pledgees).

Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.” The last reported per share price for our common stock was $2.04, as quoted on The Nasdaq Capital Market on May 4, 2022.

 Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2022.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

PROSPECTUS SUMMARY

Company Overview

The Company’s business is to provide products, services and solutions to the drone industry. We design, develop, market, and sell drone software and products. Our business emphasis focusses on drones piloted with wearable display devices. These are head mounted displays (“HMDs”) for pilots. HMDs give pilots “first person view” (“FPV”) perspective to control their drone in flight. This is a unique experience where the pilot is interacting with an aircraft through visual immersion. In this augmented virtual reality, the pilot sees only what the drone sees, as if sitting in the pilot seat. This experience is accomplished by live streaming footage from a camera mounted on the nose of the drone directly into specially-designed goggles worn by the pilot. The image is transmitted via radio (traditionally analog but increasingly digital) to the pilot. The drone remote control unit, the drone device, and the FPV goggles are all inter-connected via radio. This effect requires sophisticated electronics that transmits visual information with sufficient speed and reliability to allow pilot control over the drone in real-time. Pilots routinely achieve speeds of over 90 mph in racing and other mission critical applications. An FPV pilot must experience a near complete transfer of their visual consciousness into the body of their piloted device.

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There are three common categories of FPV flight – freestyle flight, racing and aerial photography. In freestyle the pilot navigates around obstacles, focused on acrobatics and exploring the environment around the aircraft through the HMD. This type of flight includes remote utility and crop inspection with onboard navigation and special equipment, such as moisture or heat sensors, and package delivery. FPV racing describes a growing spectator sport where pilots fly their drones in competitions through a series of obstacles, flags, and gates in a racetrack. Aerial photography is the process of viewing and recording a subject matter from the air from the viewpoint of the pilot.

We sell flight design cameras, video transmitters, goggles, as well as the mounts, airframes and accessories to build or operate drone aircraft. We design, develop, assemble and sell each of these FPV components individually and in packages. We believe that our products have become favorites in FPV racing and we sponsor several racing teams and pilots. We purchase and resell drones and components from leading manufacturers, including the industry leader Da Jiang Innovations (“DJI”) and custom design and build our own line of branded products. Approximately 50% of our revenue has historically been generated as a reseller and the balance from sale of branded products prior to our recent acquisition of Fat Shark Holdings, Ltd. (“Fat Shark”). In addition, we are developing a blockchain-based black box to enhance reliability and reporting of drone performance and operations as software as a service (“SaaS”). Red Cat’s Dronebox software and platform enable an easy-to-use flight log system that keeps clients compliant with regulators and helps track and collect critical drone data and feed the data to various applications. The software and platform use a patent-pending blockchain-based cloud architecture. To keep the data secure, we hash each log file on our private block chain, proving that the data is immutable and reliable. Reliable data is mandatory for regulators and insurance companies and is essential for analyzing drone flights and effective drone fleet management. Through our blockchain-based black box for drones, we can offer one easy to use system for analytics and services. By applying machine learning to the log files, we can prevent drone flight problems before they happen through artificial intelligence. We charge a monthly recurring fee for each drone in the customer’s drone fleet. We store all flight logs, photos, and videos from the black box service, which allows detailed flight replay.

The target market for drone services in the commercial and civil markets is focused on the need to inspect and/or survey equipment, structures, insurance claims, land areas, jobsites and emergencies.

Inspection and survey drone services for the industry is estimated to be a $21 billion market. We market through social media and attract buyers to our ecommerce platforms. We maintain a robust presence on Facebook and YouTube where we sponsor competitions and provide education. Sports networks, and sponsors such as NBC, Sky, Liberty Media, Fox Sports, MGM, Hearst, Twitter, ProSieben, Groupe AB and Weibo broadcast and sponsor global events where professional pilots and amateurs compete for prizes and sponsorships. Drone racing is a global sport with chapters, leagues, and pilots and established guidelines, rules and regulations for participation adopted by organizations such as MultiGP, Drone Racing League (“DRL”), IUDRO, DR1 Racing, Rotomatch League, FPVR, and Freespace Drone Racing. Pilots specially design their custom-built aircraft, selecting and customizing frames, motors, propellors and controllers for speed and maneuverability from Rotor Riot. Rotor Riot sponsors a team of six of the leading pilots on the competitive FPV racing circuit, including the 2019 and 2018 Drone Racing League champion. Drone pilots and spectators alike experience real-time flight through their own HMD. In 2015 Fat Shark sponsored the first annual US National Drone Racing Championships held at the California State Fair with a prize of $25,000. Subsequent events featured prizes of up to $1 million. Rotor Riot has a social network of over 215,000 youtube subscribers, 68,000 instagram followers. This gives us quick access to a large number of commercial pilots for beta testing, product enhancements, and remote drone piloting.

On November 2, 2020, we acquired Fat Shark through a share purchase agreement with our wholly-owned subsidiary FS Acquisition Corp. Fat Shark was founded in 2007. Its primary business is the sale of consumer electronics products to the first-person view (FPV) sector of the drone industry. Fat Shark’s flagship products are headsets with a built in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera mounted on an aerial platform. Fat Shark is also developing Shark Byte, a digital video downlink to allow for the low latency transmission from the camera on the drone. This technology is designed to replace the analog platforms currently used for FPV.

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On May 4, 2021, we closed a firm commitment underwritten public offering (the “Underwritten Offering”) in which it sold an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $4.00 per share to underwriters, ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “ThinkEquity”), pursuant to a registration statement on Form S-1, as amended (File No. 333-253491), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on April 29, 2021. The Offering closed on May 4, 2021.

On May 7, 2021, we closed the acquisition of Skypersonic, Inc., (“Skypersonic”) a Michigan corporation. The acquisition of Skypersonic was made pursuant to Share Purchase and Liquidity Event Agreements among the Company, Red Cat Skypersonic, Inc., a Nevada corporation and our wholly-owned subsidiary, Giuseppe Santangelo the founder and majority shareholder of Skypersonic, and certain holders of common stock and SAFE agreements representing 97.46% of Skypersonic (the “Sellers”) and Wayne State University Anderson Engineering Ventures Institute. Pursuant to the Agreements, we acquired all of the issued and outstanding share capital of Skypersonic in exchange for issuance of $3,000,000 of our common stock, at the Volume Weighted Average Price (VWAP) of our common stock on May 7, 2021 of $4.0154 per share. At closing, we issued 857,124 shares common stock to the Sellers.

Skypersonic, Inc., is a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is not allowed or available. Skycopter is a miniature drone fitted into a cage to avoid damage to inspected areas and the drone. Skyloc is a stand-alone, real time, software system which enables the drone to record and transmit inspection data while being operated from thousands of miles away. Skypersonic’s intellectual property portfolio includes eight US and European patents.

On July 18, 2021, The Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “ThinkEquity”), pursuant to which on July 21, 2021, the Company sold to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 13,333,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $4.50 per share. The shares of Common Stock were offered by the Company pursuant to a registration statement on Form S-3, as amended (File No. 333-256216), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on June 14, 2021 (the “Registration Statement”), and a Supplement to the Prospectus contained in the Registration Statement filed with the Commission on July 19, 2021.

On August 31, 2021, we closed on the acquisition of Teal Drones Inc., (“Teal”) a Delaware corporation. Our acquisition of Teal was made pursuant to an Agreement and Plan of Merger by and among Red Cat Holdings, Inc., Teal Acquisition I Corp., a Delaware corporation (“Acquisition”) and our wholly-owned subsidiary, and Teal, as amended and restated August 31, 2021 (the “Merger Agreement”).

Teal is a leader in commercial and government unmanned aerial vehicle (“UAV”) technology and manufactures the Golden Eagle drone, approved by the US Department of Defense for reconnaissance, public safety, and inspection applications.

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Pursuant to the Merger Agreement, we acquired all of the issued and outstanding share capital of Teal in exchange for $14,000,000 of our common stock, par value $0.001 per share (“Common Stock”) at the Volume Weighted Average Price (VWAP) of our Common Stock on August 31, 2021 of $2.908 per share, reduced by the amount of Teal debt assumed consisting of approximately $1.67 million payable to Decathlon Alpha IV, L.P., (“DA4”), approximately $771,000 payable to other creditors and approximately $686,000 in working capital deficit, for a net closing date payment of $10,872,753.19. At closing, we issued 3,738,911 shares of our Common Stock (the “Merger Consideration”). On August 31, 2021, the Company, Acquisition, Teal and George Matus, as Shareholder Representative, entered into an Escrow Agreement with Equity Stock Transfer, LLC. Fifteen (15%) percent of the Merger Consideration (the “Escrow Shares”) was deposited in an escrow account as security for working capital adjustments and indemnification obligations for a period of eighteen (18) months under the Merger Agreement. The indemnification obligations feature a basket amount of fifty-thousand dollars ($50,000) before any claim can be asserted and is subject to a cap equal to the value of the Escrow Shares. George Matus, founder of Teal, will continue in the role of Chief Executive Officer of Teal pursuant to an employment agreement entered August 31, 2021.

The consideration payable under the Merger Agreement may be increased upon the achievement of certain milestones set forth in the Merger Agreement (the “Earn-Out Consideration”). Additional shares of Common Stock may become issuable by the Company in the event that within twenty-four (24) months following closing of the Merger, Teal realizes certain revenue targets. A total of Sixteen Million Dollars ($16,000,000) in additional shares of Common Stock may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least Thirty-six Million Dollars ($36,000,000). A total of Ten Million Dollars ($10,000,000) in additional shares of Common Stock may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least $24 million ($24,000,000) but less than $36 million ($36,000,000). A total of Four Million Dollars ($4,000,000) in additional shares of Common Stock may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least Eighteen Million Dollars ($18,000,000) but less than Twenty-Four Million Dollars ($24,000,000). Additional Share Consideration, if earned, is issuable at the VWAP of the Company within thirty (30) days of the determination that Earn-Out Consideration is payable.

Our internet address is www.redcatholdings.com. Information on our website is not incorporated into this prospectus.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing shares of our common stock, see “Risk Factors” on page 3 of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

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Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholders will receive all of the proceeds from this offering.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are shares previously issued to the selling shareholders under the Plan, or that may be issued upon exercise of options previously granted to the selling shareholders under the Plan.   Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plan may be added to the selling shareholders list below by a prospectus supplement filed with the Commission. The number of shares to be sold by any selling shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of May 6, 2022. The third column lists the shares of common stock held by the selling shareholders following the completion of this offfering.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Jeffrey Thompson	12,697,438	[a]	500,000	12,197,438
Nicholas Liuzza	1,373,084	[b]	128,169	1,244,915
Allan Evans	1,474,721	[c]	841,016	633,705
Joseph Freedman	395,974	[d]	278,169	117,805
Joseph Hernon	1,503,716	[e]	1,503,716	0
Jonathan Read	69,836		69,836	0
Chris Moe	28,169		28,169	0
Total	17,542,938		3,349,075	14,193,863

(a)            Includes 12,182438 shares of common stock, 500,000 shares (offered hereby) issuable upon the exercise of options, and 15,000 shares issuable upon the exercise of call options.

(b)           Consists of 909,915 shares of common stock, 335,000 shares issuable upon the exercise of warrants and 128,169 (offered hereby) shares issuable upon the exercise of options

(c)            Represents 1,058,054 shares of common stock (424,349 of which are offered hereby) and 416,667 shares (offered hereby) issuable upon the vesting of restricted stock

(d)            Includes 117,805 shares of common stock and 278,169 shares (offered hereby) issuable upon the exercise of options

(e)            Represents 155,470 shares of common stock, 1,000,000 shares issuable upon the exercise of options, and 348,246 shares issuable upon the vesting of restricted stock (all offered hereby).

(f)              Represents 41,667 shares of common stock and 28,169 shares issuable upon the exercise of options.

(g)             Represents 28,169 shares issuable upon the exercise of options.

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PLAN OF DISTRIBUTION

Each selling shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of April 30, 2021 and 2020, and for the years then ended included in this prospectus have been so included in reliance on the report of BF Borgers, CPA, PC an independent registered public accounting firm, which includes an explanatory paragraph about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the acquired company Teal Drones, Inc. as of December 31, 2020, and for the year then ended included in this prospectus have been so included in reliance on the report of BF Borgers, CPA, PC an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

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PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

Incorporation of Certain Documents by Reference

        The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus as of their respective dates:

•	our Annual Report on Form 10-K for the year ended April 30, 2021 filed with the SEC on August 12, 2021, as amended on Form 10-K/A filed with the SEC on August 17, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2021 filed with the SEC on September 20, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2021 filed with the SEC on December 20, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2022 filed with the SEC on March 17, 2022;

•	our Current Reports on Form 8-K filed with the SEC on September 7, 2021; September 17, 2021; November 16, 2021; February 16, 2022; March 7, 2022; and March 14, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

        All documents filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

Red Cat Holdings, Inc.

370 Harbour Drive

Palmas del Mar, Humacao, PR, 00791

(833) 373-3228.

Item 4.      Description of Securities.

                    Not Applicable.

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Item 5.      Interests of Named Experts and Counsel.

                    Not Applicable.

Item 6.      Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and our bylaws.

Pursuant to our articles of incorporation and our bylaws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of us) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the company or is or was serving at the request of us as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Our articles of incorporation and bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our company or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in our best interests: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 7.      Exemption from Registration Claimed.

                    Not Applicable.

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Item 8.      Exhibits.

Exhibit Number	Description
5.1	Opinion of The Crone Law Group P.C. regarding validity of securities with consent to use (Incorporated by Reference to Exhibit 5.1 to Registration Statement on Form S-8 filed May 19, 2021)
10.1	2019 Equity Incentive Plan (Incorporated by Reference to Exhibit 10.1 to Registration Statement on Form S-8 filed May 19, 2021)
23.1	Consent of BF Borgers CPA, PC, Independent Registered Public Accounting Firm

Item 9.      Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Nevada Revised Statutes, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in Humacao, Puerto Rico, on May 6, 2022.

Red Cat Holdings, Inc.

By: /s/ Jeffrey M. Thompson

Jeffrey M. Thompson

President and Chief Executive Officer

(Principal Executive Officer)

By: /s/ Joseph Hernon

Joseph Hernon

Chief Financial Officer

(Principal Financial Officer, and Principal Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Thompson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities stated on May 6, 2022

By: /s/ Jeffrey M. Thompson

Jeffrey M. Thompson

President and Chief Executive Officer

(Principal Executive Officer)

By: /s/ Joseph Hernon

Joseph Hernon

Chief Financial Officer

(Principal Financial Officer, and Principal Accounting Officer)

By: /s/ Joseph Freedman

Joseph Freedman

Director

By: /s/ Nicholas Liuzza, Jr.

Nicholas Liuzza, Jr.

Director

By: /s/ Christopher R. Moe

Christopher R. Moe

Director

By: /s/ Jonathan Read

Jonathan Read

Director